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                                  EXHIBIT 21.1



                          SUBSIDIARIES OF THE COMPANY


             Name                                State of Incorporation
             ----                                ----------------------
  Zeigler Coal Holding Company                          Delaware
    Phoenix Land Company                                Delaware
    Americoal Development Company                       Delaware
    Fairview Land Company                               Delaware
    Franklin Coal Sales Company                         Delaware
        Franklin Coal International, Inc.               Virgin Islands
    Old Ben Coal Company                                Delaware
    Bluegrass Coal Development Company                  Delaware
        Turris Coal Company                             Delaware
        Triton Coal Company                             Delaware
        R. &  F. Coal Company                           Ohio
        Bellaire Trucking Company                       Delaware
        Encoal Corporation                              Delaware
        Evergreen Mining Company                        West Virginia
        East Kentucky Energy Corporation                Kentucky
        Kermit Coal Company                             West Virginia
        Heritage Mining Company                         Delaware
        Mountaineer Coal Development Company *          West Virginia
        Shipyard River Coal Terminal Company **         South Carolina
    Zenergy, Inc.                                       Delaware
    EnerZ Corporation                                   Delaware
    Zeigler International, Inc.                         Caymen Islands
    Zeigler Environmental Services Company              Delaware
    Zeigler Property Development Company                Delaware
    Premium Coal Development Company                    Delaware


* Does business under the following names: Marrowbone Development Company, Wolf Creek Collieries Company and Pier IX Terminal Company.

** Does business under the following names: Pike County Coal Corporation, Shipyard River Terminal Company, Clark Elkhorn Coal Company, Utility Coals Company, Knott County Mining Company, and Matrix Coal Company.